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                                                                       Exhibit 5


                     [Letterhead of Haney Woloson & Mullins]




                               January 25, 2002


Premier Axium ASP, Inc.
34190 Sepulveda Avenue, Suite 217
Capistrano Beach, CA  92624

         Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

         We are rendering this opinion with respect to the One Hundred and Seventy-Five Million shares of Common Stock, par value $0.001 per share (the "Shares"), of Premier Axium ASP, Inc., a Nevada corporation (the "Company"), being registered under the Securities Act of 1933, as amended, on the Company's Registration Statement on Form S-8 (the "Registration Statement") covering the Company's Year 2001 Restricted Share Plan (the "Plan"). We have acted as special Nevada counsel to the Company in connection with the opinions hereinafter set forth.

         In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, upon issuance in accordance with the terms of the Plan, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.


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         Our opinion herein is limited to the effect on the subject transaction of the laws of the State of Nevada. We assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction and we express no opinion herein concerning any federal law, including any federal securities law, or any state securities law.

         This opinion is furnished to you in connection with the registration of the Shares, is solely of your benefit and may not be relied upon, quoted from or circulated by, nor copies delivered to, any other person or entity without our prior written consent. However, we hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement.


                                      HANEY, WOLOSON & MULLINS

                                      /s/ Haney, Woloson & Mullins